Exhibit 3.1

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 10, 2017

Job Number: C20170810-1264
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20170343631-60	Amendment	2 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Denise Repp
Certificate Number: C20170810-1264
You may verify this certificate
online at **http://www.nvsos.gov/**

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20170343631-60
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 08/10/2017 11:00 AM
	Entity Number C22155-1998

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Flux Power Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article VI of the Amended and Restated Articles of Incorporation is hereby amended and restated in its entirety to read as set forth on Attachment I, attached hereto.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 159,923,981

4. Effective date and time of filing: (optional) Date: 8/18/2017 Time: 12:00 AM EST

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT I

AMENDED AND RESTATED ARTICLE OF INCORPORATION OF FLUX POWER HOLDINGS, INC.

ARTICLES VI

The corporation shall have authority to issue three hundred million (300,000,000) shares of Common Stock at par value of $0.001 per share; and five million (5,000,000) shares of Preferred Stock at a par value of $0.001.

Upon the effectiveness of this Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada (the "Effective Time"), each ten shares of Common Stock of the corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be converted, without any action on the part of the holder thereof, into one share of fully paid and non-assessable Common Stock of the corporation (the "Reverse Stock Split"). Fractional shares, if any, will be rounded up to the next whole share. The Reverse Stock Split shall occur whether or not the certificates representing shares of Old Common Stock are surrendered to the corporation or its transfer agent. The par value of each share of Common Stock shall not be adjusted in connection with the Reverse Stock Split, and the number of shares of Common Stock the corporation is authorized to issue, as set forth in this Article VI, shall not be affected by the Reverse Stock Split.